AMENDMENT
                               TO EMPLOYMENT AGREEMENT


               THIS AMENDMENT is made as of this 6TH day of November 1997 by INTERNATIONAL MUREX TECHNOLOGIES CORPORATION organized and existing under the laws of the Province of British Columbia (the "Company") and C. ROBERT CUSICK (the "Executive").

               WHEREAS, the  Company and  the Executive  previously entered
          into   an  Employment   Agreement   dated  July   1,  1995   (the
          "Agreement"); and

               WHEREAS,   the  Company  and   the  Executive  restated  the
          Agreement as of August 1, 1997;

               WHEREAS, the Company and the Executive desire to amend the terms of the Agreement;

               NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the Company and the Executive agree to amend Section 4(g) of Exhibit A of the Agreement by deleting the entire section and replacing it with the following:

                    "(g) If, by reason of Section 28OG of the Code, any payment or benefit received or to be received in connection with a Change in Control of the Company of the termination of Executive's employment (whether payable pursuant to the terms of these Provisions ("Contract Payments") or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change in Control or any corporation affiliated, or which, as a result of the completion of the transactions causing a change in control will become affiliated, with the Company within the meaning of Section 1504 of the Code ("Affiliate") (which payments collectively with the Contract Payments are called the "Total Payments")) would not be deductible, in whole or in part, by the Company, an Affiliate or other person making such payment or providing such benefit and is or becomes subject to the tax imposed under Section 4999 of the Code or any similar tax that may hereafter be imposed (the "Excise Tax"), the Executive may choose to have the Contract Payment reduced in accordance with Paragraph (A) hereof or to receive the Tax Reimbursement Payment described in Paragraph (B) hereof.

                    (A)   Executive will receive the  Total Payments unless
          (a) the after-tax amount that would be retained by the Executive (after taking into account all federal, state and local income taxes payable by the Executive and the amount of any Excise Taxes payable by the Executive if he were to receive the Total Payments) has a lesser after-tax value than (b) the after-tax amount that would be retained by the Executive (after taking into account all federal, state and local income taxes payable by the Executive) if he were to receive the Total Payments reduced by the minimum amount necessary to result in no portion of the Total Payments being subject to any Excise Taxes (the "Reduced Payments"), in which case the Executive may choose to receive only to the Reduced Payment. If the Executive is to receive the Reduced Payment, the Executive shall be entitled to determine which of the Contract Payments, and the relative portions of each, are to be reduced. For the purposes of this limitation:

                    (i) no portion of the Total Payments, the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of the Contract Payments, shall be taken into account;

                    (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of
          Section  280G(b)(2) of  the  Code (without  regard to  subsection
          (A)(ii) thereof);

                    (iii) the Contract Payments shall be reduced only to the extent necessary so that the Total Paymcnts, other than those referred to in clauses (i) and (ii), in their entirety constitute reasonable compensation for services actually rendered with the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii);

                    (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors (the "Accountants")in accordance with the principles of Section 280G(d)(3) and (4) of the Code; and

                    (v) in the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder in calculating the Contract Payments made, the Company shall repay to the Executive, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Contract Payments that has not been paid to the Executive and that would have been paid if such Excise Tax had been applied in initially calculating such Contract Payments, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

                    (B) The Executive wi11 receive, at the time the Total Payments are paid by the Company, a Tax Reimbursement payment (as defined herein). The Tax Reimbursement Payment is defined as an amount, which when added to tbe Tota1 Payments and reduced by any Excise Tax on the Total Payments and Excise Tax on the Tax Reimbursement Payment provided for by this Agreement shall be equa1 to the sum of the amount of the Total Payments. For purposes of this paragraph:

                    (i) no portion of the Total Payments, the receipt or enjoyment of which the Executive shal1 have effectively waived in writing prior to the date of payment of the Contract Payments, shal1 be taken into account;


                    (ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of
          Section  280G(b)(2) of  the  Code (without  regard to  subsection
          (A)(ii) thereof); and

                    (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                    (iv) In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder in calculating the Contract Payments made, the Company shall repay to the Executive, at the time that the amount of such reduction in the Excise Tax is finally determined, the portion of such prior Contract Payments that has been paid to the Company or to federally, state or local tax authorities on the Executive's behalf and that would not have been paid if such Excise tax had been applied in initially calculating such Contract Payments, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Contract Payment to be refunded to the Executive has been paid to any federal, state or local tax authority, repayment thereof shall not be required until actua1 refund or credit of such portion has been made to the Company; and interest payable to the Executive shall not exceed interest received or credited to the Company by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expenses thereof) if the Company's good faith claim for refund or credit is denied.

                    (v) The portion of the Tax Reimbursement Payment attributable to a Total Payment shall be paid to the Executive within ten (10) business days following the payment of the Total Payment. If the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall either pay to the Executive or withhold and deposit with the Internal Revenue Service on behalf of the Executive, an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (which Tax Reimbursement Payment shall include interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than forty-five (45) calendar days after payment of the Total Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess sums shal1 be repaid or refunded pursuant to the provisions of Section
          (g)(B)(iv) above."

               Except as specifically amended hereby, the Agreement shall remain in full force and effect as prior to this Amendment.

               IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed on the day and year first above written.

                                        INTERNATIONAL MUREX TECHNOLOGIES,
                                        INC.


                                        By: ____________________

                                        Title: ___________________


          ATTEST:


          By: ____________________

          Title: ____________________


                                        C. ROBERT CUSICK


                                        By:   /s/ C. Robert Cusick
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